DEED OF SALE OF MORTGAGE LOANS



ON THE FOURTH (4th) day of DECEMBER NINETEEN HUNDRED AND NINETY-EIGHT (1998)

BEFORE Mtre Richard Trudeau, the undersigned notary for the Province of Quebec, practising in the City of Montreal;

APPEARED: NATIONAL BANK OF CANADA, a bank incorporated under the terms of the Bank Act (S.C. 1991, Chapter 46) and having its head office at 600 de La Gauchetiere West, Montreal, Quebec H3B 4L2, herein acting and represented by Benoit Dagenais, its Manager, Treasury, Cash Management, and by Raymond Cote, its Manager, Treasury, Matching, duly authorized in virtue of a resolution of its Board of Directors adopted on October 22, 1998, a certified copy of which remains hereto annexed after having been acknowledged true and signed for identification by the said representative in the presence of the undersigned Notary.

                                                 (hereinafter called the "Bank")

AND: NB FINANCE, LTD., a corporation formed under the laws of Bermuda, having its head office and registered office at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda, herein acting and represented by Martin Ouellet, its President, and by Sophie Clermont, its Assistant Secretary, duly authorized in virtue of a resolution of its Board of Directors adopted on December 3, 1998, a certified copy of which remains hereto annexed after having been acknowledged true and signed for identification by the said representative in the presence of the undersigned Notary.

                                               (hereinafter called "NB Finance")


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NOW THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. Unless the context otherwise requires, the following expressions shall have the following meanings:

   1.1 "CMHC" means the Canada Mortgage and Housing Corporation;

   1.2 "Mortgage Loans" means collectively all contractual rights, claims and rights of action arising from or pursuant to the terms of the mortgage loans and hypothecary loans listed in Schedule A, which Schedule is annexed hereto after having been acknowledged true and signed for identification by the representatives of the parties hereto in presence of the undersigned Notary, and, without limitation, all claims for principal, interest, costs, expenses and other sums which are due and outstanding or become due to the Bank under the terms thereof;

   1.3 "Mortgage Loan File" means collectively all of the agreements, deeds and proceedings evidencing the Mortgage Loans and the Security, as well as any architectural and engineering report, title report, survey, insurance policy and other information and material with respect to the real property securing the Mortgage Loans and, with respect to each Mortgage Loan, all of the agreements, deeds and proceedings evidencing such Mortgage Loan and the Security relating thereto as well as any architectural and engineering report, title report, survey, insurance policy and other information and material with respect to the real property securing such Mortgage Loan;

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   1.4 "Security" means collectively the moveable and immoveable security securing the Mortgage Loans and set forth in the Mortgage Loan File, including, without limitation, any moveable and immoveable hypothecs, guarantees, pledges, mortgages, notes, bonds, letters of credit and similar instruments, or other property in any other personal rights securing the Mortgage Loans;

   1.5 "Servicing Agreement" means that certain servicing agreement entered into as of September 3, 1997 as supplemented by the first supplemental servicing agreement entered into as of the date hereof between the Bank, as servicer, and NB Capital Corporation that set forth the terms and conditions under which the Bank will service and administer the Mortgage Loans.

2. In consideration of the sale price of One Hundred Eight Million Eight Hundred Ninety-Four Thousand Fifteen Dollars and Ninety Cents (Can.$108,894,015.90) (calculated based on the aggregate outstanding principal balances of the Mortgage Loans as of December 3, 1998 multiplied by 101.9558%) including estimated accrued interest as of the date hereof ("Sale Price"), the receipt and sufficiency of which is hereby acknowledged by the Bank, whereof quit, the Bank hereby sells, assigns, conveys and transfers absolutely, as and from the date hereof, to NB Finance, hereto accepting, and hereby subrogates NB Finance in, all right, title and interest of the Bank in and to the Mortgage Loans, the Security and the Mortgage Loan File (including all rights and obligations arising under the documents contained therein), as well as in all right, title and interest of the Bank in and to the insurance policies issued by CMHC under the National Housing Act (R.S. c.N-10, s.1) with respect to the

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   Mortgage Loans and the personal property and real property subject to the
   Security. On or prior to December 15, 1998, the Sale Price of the Mortgage Loans shall be adjusted to reflect the decrease in the aggregate outstanding principal balances of the Mortgage Loans between December 3, 1998 and the date hereof, and the exact accrued interest as of December 4, 1998. The Bank or NB Finance, as applicable, shall pay, on or prior to December 15, 1998 an amount equal to the difference between (i) Can.$108,894,015.90 and (ii) an amount representing the sum of (a) the amount of accrued interest on the Mortgage Loans as of December 4, 1998 and (b) the product of the outstanding balances of the Mortgage Loans as of December 4, 1998 and 101.9558%, the whole together with the interest accrued on such amount at a rate per annum equal to 5.000% from the date hereof until the payment of such amount.

3. NB Finance hereby assumes, as and from the date hereof, to the complete and entire exoneration of the Bank, all of the covenants, obligations and liabilities of the Bank arising from or pursuant to the terms of the Mortgage Loans, the Security and any document contained in the Mortgage Loan File, the whole for a period commencing on the date hereof.

4. The Bank represents and warrants as of the date hereof, unless specifically indicated otherwise, as follows:

   4.1 The Bank is a bank duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

   4.2 The execution, delivery and performance by the Bank of this Deed have been duly authorized by all necessary corporate action, and do not contravene the Bank Act (Canada), being
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       the Charter of the Bank, or its by-law, and do not violate any law or governmental regulation or permit applicable to the Bank.

   4.3 The Bank (i) is the sole owner of the Mortgage Loans and such ownership is free and clear of any lien, security interest or other encumbrance,
       (ii) has not granted any participation or other interest or assignment, other option or rights to the Mortgage Loans, other than pursuant to this Deed, and (iii) has not pledged, collaterally assigned or otherwise hypothecated any interest therein or agreed to do so, other than pursuant to this Deed.

   4.4 The Bank has in its possession duly executed originals of all mortgage loans and hypothecary loans listed in Schedule A as well as the Mortgage Loan File. From and after the date of this Deed, the Bank shall no longer hold the Mortgage Loan File as owner thereof but as custodian for NB Finance or its successors or assigns pursuant to the terms of the Servicing Agreement and as provided therein, the Mortgage Loan File shall be appropriately identified in the Bank's books and records to clearly reflect the sale of the Mortgage Loans to NB Finance.

   4.5 Each of the Mortgage Loans is an existing and valid CMHC-insured residential first mortgage or hypothecary loan enforceable in accordance with its terms. The Mortgage Loans have been fully advanced, have not been amended or modified and are in full force and effect.

   4.6 To the knowledge of the Bank, there has not occurred an event which, if uncured or uncorrected, constitutes or would
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       constitute, with the giving of notice, passage of time or both, a material default under any Mortgage Loan.

   4.7 As of December 4, 1998, the aggregate outstanding principal balance of the Mortgage Loans was One Hundred Six Million Six Hundred Forty-Eight Thousand Seven Hundred Seventy-Three Dollars and Eighty-Three Cents (Can.$106,648,773.83).

   4.8 The Bank is an approved lender in good standing as this expression is defined in the National Housing Act (R.S. c.N-10, s.1).

   4.9 None of the Mortgage Loans is secured by real estate property in respect of which the registration of mortgages or hypothecs is governed by the federal laws of Canada including, without limitation, lands governed by the Indian Act (Canada) and the Railway Act (Canada).

   4.10 There are no provisions in the Mortgage Loans restricting the assignability of the Bank's rights thereunder.

   4.11 The law governing relations between the mortgagors and/or hypothecary debtors under each Mortgage Loan is the law of the province of Canada where the real estate property securing each such Mortgage Loan is situated.

   4.12 Each of the Mortgage Loans has been administered by the Bank in accordance with the Bank's usual servicing practises and the CMHC Guide (as this expression is defined in the Servicing Agreement) and there has been no default by the Bank thereunder.

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   4.13 No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by the Bank of this Deed.

5. NB Finance shall be the sole owner of the property and rights herein sold, assigned and transferred, as of the date hereof, with possession as at the same date. In virtue of this Deed, NB Finance shall have the right to collect the sums due under the Mortgage Loans from the person liable therefor, to grant acquittance for all sums received including any such sum received prior to the date hereof by the Bank, with or without consideration to grant mainlevee or discharge of the said hypothecs and mortgages, to exercise all legal recourses in order to recover the sums due thereunder, in its own name or in the name of the Bank, and for this purpose the Bank irrevocably appoints NB Finance as its true and lawful attorney in this regard with full power of substitution, to pursue to completion the legal proceedings commenced with respect thereto, if any, to enforce any judgment obtained against the defendants to any such proceedings, to hypothecate, pledge or further assign the Mortgage Loans and generally to perform such acts and to execute such documents, with or without consideration, as NB Finance, in its entire discretion, shall consider necessary or useful, the whole without further notice to or intervention on the part of the Bank, except in its role as servicer or custodian under the Servicing Agreement.

6. The Bank and NB Finance hereby agree to do all further things and execute such further documents as may be necessary in order to give full effect to the present sale; to that effect, NB Finance shall have the irrevocable right to execute on behalf of the Bank, any other
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    documents or deeds required or necessary in order to have this sale published at the land registry or title registry offices where the immovable properties affected by the Mortgage Loans are located.

7. Simultaneously herewith, the Bank and NB Capital Corporation have entered into a First Supplemental Servicing Agreement pursuant to which NB Capital Corporation has retained the Bank as an independent contract servicer of the Mortgage Loans.

8. The Bank hereby undertakes, in accordance with the provisions of the National Housing Act and the National Housing Loan regulations, to administer the Mortgage Loans hereby transferred, until their respective maturity, in accordance with the National Housing Act and the said regulations, and to carry out that administration in accordance with normal and prudent mortgage practice and in accordance with the Servicing Agreement.

9. This Deed will be governed by the laws of the Province of Quebec and the laws of Canada applicable therein.

10. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the non exclusive jurisdiction of any provincial court of Canada, and any appellate court thereof, in any action or proceeding arising out of or relating to this Deed, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Deed shall affect any right that any party may otherwise have to bring any action
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    or proceeding relating to this Deed in the courts of any jurisdiction. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Deed in any provincial court of Canada. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court. NB Finance hereby irrevocably appoints General Trust of Canada, 1100 University Street, Montreal, Quebec, Canada H3B 2G7 ("NB Finance's Process Agent"), as its agent to receive, on behalf of NB Finance, service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Any such service may be made by mailing or delivering a copy of such process, in care of NB Finance's Process Agent at NB Finance's Process Agent's above address. NB Finance hereby irrevocably authorizes and directs its agent to accept such service on its behalf. The parties hereto hereby agree that the final judgment in any such action or proceeding shall be conclusive and may be in force in any other jurisdiction by suit on the judgment or in any other manner provided by law.

11. The Bank hereby undertakes to timely deliver, upon demand from NB Finance or NB Capital Corporation, the Mortgage Loan File to NB Finance or, as the case may be, to NB Capital Corporation.

12. The parties hereto have requested that this Deed be drawn up in the English language. Les parties aux presentes ont requis que cet acte soit redige en langue anglaise.
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WHEREOF ACTE, in Montreal, province of Quebec, under number




(                                ) of the minutes of the undersigned notary.

AND AFTER DUE READING, the parties have signed in the presence of the undersigned notary.



                             NATIONAL BANK OF CANADA


                       per:  /s/ Benoit Dagenais
                             ---------------------------------------------------
                             Benoit Dagenais, Manager, Treasury, Cash Management Department Manager


                       per:  /s/ Raymond Cote
                             ---------------------------------------------------
                             Raymond Cote, Manager, Treasury, Matching
                             Department Manager

                             NB FINANCE, LTD.


                       per:  /s/ Martin Ouellet
                             ---------------------------------------------------
                             Martin Ouellet, President


                       per:  /s/ Sophie Clermont
                             ---------------------------------------------------
                             Sophie Clermont, Assistant Secretary


                       /s/ Richard Trudeau
                       ---------------------------------------------------------
                       Richard Trudeau, Notary




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                                   SCHEDULE A



                      Mortgage Loans and Hypothecary Loans